AMENDMENT
TO
PARTICIPATION AGREEMENT

This amendment (the "Amendment") is made and entered into as of April 1, 2001, by and among AIM Variable Insurance Funds, Principal Life Insurance Company, and Princor Financial Services Corporation (collectively, the "parties") in order to modify that certain Participation Agreement (the "Agreement") entered into by the parties as of June 8, 1999.

The parties agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and the Schedule A attached to this Amendment is substituted therefor.

2. Section 9, Notices is changed as follows:
   Principal Life Insurance Company
   711 High Street
   Des Moines, IA 50392-0300
   Facsimile: 515-248-3011
   Attn: Sarah Pitts, Counsel

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

AIM Variable Insurance Funds

By: [signature]
Name:
Title:

Princor Financial Services Corporation

By: [signature]
Name: Ernest H. Gillum
Title: Vice President

Principal Life Insurance Company

By: [signature]
Name:
Title:

sjp/aim amd121101.doc

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM VARIABLE INSURANCE FUNDS

AIM V.I. Growth Fund
AIM V.I. Growth and Income Fund
AIM V.I. Value Fund

SEPARATE ACCOUNTS UTILIZING AND CONTRACTS PROVIDED BY THE SEPARATE ACCOUNTS

Principal Life Insurance Company
Separate Account B

The Principal® Variable Annuity

Principal Life Insurance Company
Variable Life Separate Account

(1) PrinFlex Life® Variable Life Insurance
(2) Survivorship Variable Universal Life Insurance
(3) Flexible Variable Life Insurance
(4) Principal Variable Universal life Accumulator (VUL)